EXHIBIT 99.1
Contact: Joel Yunis
               (212) 940-8666
FOR IMMEDIATE RELEASE
ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
TO CANCEL ALL OUTSTANDING WARRANTS
New York, New York, March 16, 2007 – Atlantic Coast Entertainment Holdings, Inc. (“Atlantic”), today announced that in accordance with the terms of the Warrant Agreement (the “Warrant Agreement”), dated July 22, 2004, by and between Atlantic and American Stock Transfer and Trust Company (the “Warrant Agent”), the Board of Directors of Atlantic has determined that all outstanding Atlantic warrants (the “Warrants”) will no longer be exercisable after June 20, 2007 (the “Cancellation Date”). Prior to 5:00 p.m., New York City time, on the Cancellation Date, holders of the Warrants may exercise their Warrants to purchase .275 shares of Atlantic common stock, par value $.01 per share (the “Atlantic Common Stock”) for each Warrant that they own at an exercise price of $.01 per share of Atlantic Common Stock.
If a holder of Warrants fails to exercise such Warrants prior to 5:00 p.m., New York City time, on June 20, 2007, such holder will lose a valuable right and will no longer have an opportunity to exercise such Warrants for shares of Atlantic Common Stock. Information about Atlantic may be found in its filings with the Securities and Exchange Commission, including its reports on Forms 10-K and 10-Q.
This press release is for informational purpose only. This press release may contain statements that are forward-looking. Such forward looking statements involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Atlantic. For information regarding Atlantic and risks applicable to its business, please review the filings of Atlantic with the Securities and Exchange Commission, including the reports on Forms 10-K and 10-Q.